As filed with the Securities and Exchange Commission on August 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HYDRO ONE INC.

(Exact name of Registrant as specified in its charter)

Ontario, Canada	Ontario, Canada
(Province or Other Jurisdiction of Incorporation or Organization)
4911	4911
(Primary Standard Industrial Classification Code Number (if applicable))
Not Applicable	Not Applicable
(I.R.S. Employer Identification Number (if applicable))

483 Bay Street

South Tower, 8th Floor

Toronto Ontario M5G 2P5

Canada

(416) 345-5000

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System

28 Liberty Street, New York, New York 10005

(212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Cassidy McFarlane General Counsel 483 Bay Street, South Tower, 8th Floor Toronto Ontario M5G 2P5 Canada (416) 345-5000	Ryan J. Dzierniejko Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York, United States 10001-8602 (212) 735-3712

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement

Province of Ontario, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A.☐ Upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada)

B.☒ At some future date (check the appropriate box below):

1.☐	pursuant to Rule 467(b) on at (designate a time not sooner than 7 calendar days after filing).
2.☐	pursuant to Rule 467(b) on at (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on .
3.☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.☐	after the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf short form prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the U.S. Securities and Exchange Commission (the “Commission”), acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

New Issue	August 18, 2025

HYDRO ONE INC.

Debt Securities

Hydro One Inc. (the “Issuer”) may from time to time issue, offer and sell debentures, notes or other evidence of indebtedness of any kind, nature or description (collectively, “Debt Securities”) under this short form base shelf prospectus (the “Prospectus”). The Debt Securities offered hereby may be offered or sold separately or together, in separate series, as senior, or subordinated or junior subordinated indebtedness, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements to this Prospectus (each, a “Prospectus Supplement” and together, the “Prospectus Supplements”).

All shelf information permitted under applicable laws to be omitted from this Prospectus, including as permitted under the WKSI Blanket Order (as defined below), will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Debt Securities to which such Prospectus Supplement pertains.

Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange. There is currently no market through which the Debt Securities may be sold, and purchasers may not be able to resell such Debt Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities and the extent of issuer regulation. See “Risk Factors” and “Underwriting”.

The Debt Securities offered hereby have not been qualified for sale under the securities laws of any province or territory of Canada (other than the Province of Ontario) and, unless otherwise provided in the Prospectus Supplement relating to a particular offering of Debt Securities, will not be offered or sold, directly or indirectly, in Canada or to any resident of Canada.

Unless otherwise indicated in the Prospectus Supplement relating to an offering of Debt Securities, the particular offering of Debt Securities will be subject to approval of certain legal matters on behalf of the Issuer by Osler, Hoskin & Harcourt LLP, with respect to Canadian law and by Skadden, Arps, Slate, Meagher & Flom LLP, with respect to United States (“U.S.”) law.

Investing in the Debt Securities involves significant risks. Prospective investors should carefully read and consider the risk factors described or referenced under the heading “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors” in this Prospectus, in any applicable Prospectus Supplement and in the documents incorporated by reference herein and therein before purchasing Debt Securities.

The Issuer is permitted, under the multi-jurisdictional disclosure system adopted by the U.S. and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the U.S.

Unless otherwise stated therein, all financial statements incorporated by reference in this Prospectus have been prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”).

A purchaser’s ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Issuer is organized under the laws of the Province of Ontario, all of the officers and directors of the Issuer and the majority of the experts named in this Prospectus are non-U.S. residents and that all or a substantial portion of the assets of the Issuer and said persons are located outside of the U.S.

THE DEBT SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The specific terms of the Debt Securities will be set forth in an accompanying Prospectus Supplement and may include the designation of the particular series, the aggregate principal amount of Debt Securities being offered, whether such Debt Securities are senior, subordinated or junior subordinated, any limit on the aggregate principal amount of the Debt Securities of any series being offered, the issue and delivery date, the maturity date, the offering price, the interest rate or method of determining the interest rate, the interest payment date(s), any redemption provisions, any repayment provisions and any other material terms and conditions of the Debt Securities.

The Issuer reserves the right to include in a Prospectus Supplement specific variable terms pertaining to the Debt Securities that are not within the descriptions set forth in this Prospectus.

Prospective investors should be aware that an acquisition of the Debt Securities described herein may have tax consequences both in Canada and the U.S. This Prospectus does not, and any applicable Prospectus Supplement may not, fully describe these tax consequences. Prospective investors should read the tax discussion (if any) in any applicable Prospectus Supplement, but note that such discussion may be only a general summary that does not cover all tax matters that may be of importance to a prospective investor. Each prospective investor is urged to consult its own tax advisors about the tax consequences relating to the purchase, ownership and disposition of the Debt Securities in light of the investor’s own circumstances.

No underwriter, dealer or agent has been involved in the preparation of this Prospectus or has performed any review of the contents of this Prospectus.

This Prospectus constitutes a public offering of Debt Securities in only those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell the Debt Securities. The Issuer may offer and sell the Debt Securities to, or through, underwriters or dealers purchasing as principals and may also sell the Debt Securities to one or more purchasers directly or through agents. See “Underwriting”.

A Prospectus Supplement relating to a particular offering of Debt Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Issuer in connection with the offering and sale of the Debt Securities, and will set forth the terms of the offering of the Debt Securities, including the public offering price of such Debt Securities (or the manner of determination thereof if offered on a non-fixed price basis), the method of distribution of such Debt Securities, including, to the extent applicable, the proceeds to, and the portion of expenses borne by, the Issuer from such sale, any underwriting fees, discounts or commissions and any discounts or concessions allowed, re-allowed or paid by any underwriter to other dealers and other material terms of the plan of distribution. If offered on a non-fixed price basis, Debt Securities may be offered at market prices

- ii -

prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary between purchasers and during the period of distribution. If Debt Securities are offered on a non-fixed price basis, the underwriters’, dealers’ or agents’ compensation, as applicable, will be increased or decreased by the amount by which the aggregate price paid for Debt Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents to the Issuer. See “Underwriting”.

In connection with any offering of Debt Securities (unless otherwise specified in a Prospectus Supplement), the underwriters, dealers or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Debt Securities offered at levels other than those which might otherwise prevail on the open market. These transactions may be commenced, interrupted or discontinued at any time. See “Underwriting”.

Securities legislation in the Province of Ontario provides purchasers with the right to withdraw from an agreement to purchase Debt Securities.

As of the date hereof, the Issuer has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Order. See “Exemptions – Well-Known Seasoned Issuers”.

The head and registered office of the Issuer is located at 483 Bay Street, South Tower, 8th Floor, Toronto, Ontario, M5G 2P5.

- iii -

ABOUT THIS PROSPECTUS

In this Prospectus and in any Prospectus Supplement, unless otherwise noted or the context otherwise requires, references to “Hydro One” refer to Hydro One Inc. and its subsidiaries taken together as a whole and references to the “Issuer” refer solely to Hydro One Inc. The board of directors of Hydro One Inc. are comprised of the same directors as the board of directors of Hydro One Limited and as a result, references to the “Board of Directors” mean collectively the board of directors of Hydro One Limited and the board of directors of Hydro One Inc.

Unless otherwise expressly stated therein, the financial information of the Issuer contained in the documents incorporated by reference herein are presented in Canadian dollars. The Issuer prepares and presents its financial statements in accordance with U.S. GAAP. Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus or included in any Prospectus Supplement is prepared in accordance with U.S. GAAP.

This Prospectus provides a general description of Debt Securities that the Issuer may offer. Each time the Issuer sells Debt Securities under this Prospectus, the Issuer will file a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Debt Securities, a prospective investor should read both this Prospectus and any applicable Prospectus Supplement, together with the additional information described below and in the applicable Prospectus Supplement under “Documents Incorporated by Reference”.

This Prospectus includes, or the documents incorporated by reference herein include, a summary of certain material agreements of the Issuer. The summary descriptions are not complete and are qualified by reference to the terms of the material agreements, which have been filed with the Canadian securities regulatory authorities and are available on SEDAR+ under the Issuer’s profile at www.sedarplus.com. Investors are encouraged to read the full text of such material agreements.

The Issuer is responsible for the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. The Issuer has not authorized anyone to provide you with different or additional information. Investors should only rely on the information contained in this Prospectus or any Prospectus Supplement and in the documents incorporated by reference herein and therein and investors are not entitled to rely on parts of such information to the exclusion of others. The Issuer is not making an offer of Debt Securities in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date of the applicable document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus, including the documents incorporated by reference herein, contains “forward-looking information” within the meaning of applicable Canadian securities laws and “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking information”) that is based on current expectations, estimates, forecasts and projections about Hydro One’s business and the industry, regulatory and economic environments in which Hydro One operates and includes beliefs and assumptions made by management. Such information includes, but is not limited to, statements related to: the general development of Hydro One’s business; Hydro One’s strategy and goals; the terms of an offering of Debt Securities under this Prospectus; future sales of Debt Securities; and statements concerning the content of future Prospectus Supplements and the terms of the Indenture (as defined below). Additional forward-looking information is identified in the various documents incorporated by reference in this Prospectus, including in the section entitled “Forward-Looking Information” in the Issuer’s most recent annual information form and the section entitled “Forward-Looking Statements and

Information” in the Issuer’s most recent annual and interim management’s discussion and analysis of the financial condition and results of operations of the Issuer. Words such as “aim”, “could”, “would”, “expect”, “anticipate”, “intend”, “attempt”, “may”, “plan”, “will”, “believe”, “seek”, “estimate”, “goal”, “target” and variations of such words and similar expressions are intended to identify such forward-looking information. The forward-looking information contained or incorporated by reference in this Prospectus is not a guarantee of future performance and involves assumptions and risks and uncertainties that are difficult to predict. In particular, this forward-looking information is based on a variety of factors and assumptions including, but not limited to: no unforeseen changes in the legislative and operating framework for Ontario’s electricity market or for Hydro One specifically; favourable decisions from the Ontario Energy Board (“OEB”) and other regulatory bodies concerning outstanding and future rate and other applications; no unexpected delays in obtaining required regulatory approvals; no unforeseen changes in rate orders or rate setting methodologies for Hydro One’s distribution and transmission businesses; no unfavourable changes in environmental regulation; continued use of U.S. GAAP; a stable regulatory environment; no significant changes to the Issuer’s current credit ratings; no unforeseen impacts of new accounting pronouncements; no changes to expectations regarding electricity consumption; no unforeseen changes to economic and market conditions; completion of operating and capital projects that have been deferred; and no significant event occurring outside the ordinary course of business. These assumptions are based on information currently available to Hydro One including information obtained by Hydro One from third-party sources. Actual results may differ materially from those expressed, implied or forecasted by such forward-looking information. While Hydro One does not know what impact any of these differences may have, Hydro One’s business, results of operations, financial condition and credit stability may be materially adversely affected if any such differences occur. Factors that could cause actual results or outcomes to differ materially from the results expressed or implied by forward-looking information are discussed in more detail under “Risk Factors” in this Prospectus or in any Prospectus Supplement and in the various documents incorporated by reference in this Prospectus, including in the sections entitled “Forward-Looking Information” and “Risk Factors” in the Issuer’s most recent annual information form, the sections entitled “Risk Management and Risk Factors” and “Forward-Looking Statements and Information” in the Issuer’s most recent annual management’s discussion and analysis of the financial condition and results of operations of the Issuer and the section entitled “Forward-Looking Statements and Information” in the Issuer’s most recent interim management’s discussion and analysis of the financial condition and results of operations of the Issuer. You should carefully consider these and other factors and not place undue reliance on forward-looking information.

The Issuer does not undertake or assume any obligation to update or revise any forward-looking information for any reason, except as required by applicable securities laws.

WHERE TO FIND ADDITIONAL INFORMATION

The Issuer has filed with the SEC, under the U.S. Securities Act of 1933, as amended, a registration statement on Form F-10 relating to the Debt Securities qualified by this Prospectus (the “Registration Statement”). This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Issuer and the Debt Securities offered pursuant to this Prospectus and any Prospectus Supplement, reference is made to the Registration Statement and to the exhibits filed therewith. Statements included or incorporated by reference in this Prospectus about the contents of certain documents are not necessarily complete, and in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

Under the multi-jurisdictional disclosure system adopted by the U.S. and Canada, documents and other information that the Issuer files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the U.S. You may read and download any public document that the Issuer has filed with the Canadian securities regulatory authorities on SEDAR+ at www.sedarplus.com.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the Registration Statement: (i) the documents referred to under the heading “Documents Incorporated by Reference”; (ii) the consent of KPMG LLP; (iii) the powers of attorney from the directors and officers of the Issuer (included on the signature page to the Registration Statement); and (iv) a form of indenture between the Issuer, as issuer, a U.S. trustee to be identified in the future (the “U.S. Trustee”), and a Canadian co-trustee to be identified in the future (the “Canadian Co-Trustee”, and together with the U.S. Trustee, the “Trustees”) (as it may be amended, restated, supplemented or replaced from time to time, the “Indenture”).

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, filed by the Issuer with the Ontario Securities Commission, are specifically incorporated by reference into, and form an integral part of, this Prospectus (except that any description of our credit ratings in any of the following documents shall not be incorporated by reference in this Prospectus or any Prospectus Supplement):

(a)	the annual information form of the Issuer dated February 20, 2025 for the year ended December 31, 2024 (the “AIF”);

(b)	the statement of executive compensation of the Issuer dated April 28, 2025 incorporated by reference in the AIF;

(c)

the comparative audited consolidated financial statements of the Issuer as at and for the years ended December 31, 2024 and December  31, 2023, together with the related notes thereto and the report of the independent registered public accounting firm thereon (the “Annual Financial Statements”);

(d)	management’s discussion and analysis in respect of the Annual Financial Statements;

(e)

the comparative unaudited condensed interim consolidated financial statements of the Issuer as at June 30, 2025 and for the three and six month periods ended June 30, 2025 and June 30, 2024, together with the related notes thereto (the “Interim Financial Statements”); and

(f)	management’s discussion and analysis in respect of the Interim Financial Statements.

Except as otherwise stated below, any documents of the type referred to above, any material change report (excluding confidential material change reports), any business acquisition report or other disclosure document required to be incorporated by reference into a prospectus filed under National Instrument 44-101 – Short Form Prospectus Distributions filed by the Issuer with the Ontario Securities Commission after the date of this Prospectus and prior to 25 months from the date hereof shall be deemed to be incorporated by reference into this Prospectus (except that any description of our credit ratings in any such document shall not be incorporated by reference in this Prospectus or any Prospectus Supplement). To the extent that any document or information incorporated by reference in this Prospectus is included in a report that is filed with or furnished to the SEC, such document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement (in the case of any report on Form 6-K, if and to the extent expressly set forth in such report).

Upon new annual audited consolidated financial statements and accompanying management’s discussion and analysis being filed by the Issuer with and, where required, accepted by, the Ontario Securities Commission during the term of this Prospectus, the previous annual audited consolidated financial statements and accompanying management’s discussion and analysis and all interim financial statements and accompanying management’s discussion and analysis shall be deemed no longer to be incorporated into this Prospectus for the purposes of future offers and sales of Debt Securities hereunder. Upon a new annual information form being filed by the Issuer with and, where required, accepted by, the Ontario Securities Commission during the term of this Prospectus, the previous annual information form, all material change reports filed by the Issuer prior to the end of the financial year of the Issuer in respect of which the new annual information form is filed and any business acquisition report for acquisitions completed since the beginning of such financial year (unless such report is incorporated by reference into the new annual information form filed or less than nine months of the acquired business’ or related businesses’ operations are incorporated into the Issuer’s most recent annual audited consolidated financial statements), shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Debt Securities hereunder. Upon new interim financial statements and accompanying management’s discussion and analysis being filed by the Issuer with and, where required, accepted by, the Ontario Securities Commission during the currency of this Prospectus, all interim financial statements and accompanying management’s discussion and analysis filed prior to the new interim financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Debt Securities hereunder. Upon a new statement of executive compensation being filed by the Issuer with and, where required, accepted by, the Ontario Securities Commission during the term of this Prospectus, the previous statement of executive compensation of the Issuer shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Debt Securities hereunder.

Certain marketing materials (as that term is defined in applicable securities legislation in Canada) may be provided to Canadian investors in connection with a distribution of Debt Securities under this Prospectus and any applicable Prospectus Supplement. Any “template version” of any such “marketing materials” (as those terms are defined in National Instrument 41-101 – General Prospectus Requirements) pertaining to a distribution of Debt Securities, and filed by the Issuer after the date of the applicable Prospectus Supplement for the offering and before termination of the distribution of such Debt Securities, will be deemed to be incorporated by reference in such Prospectus Supplement for the purposes of the distribution of Debt Securities to which the Prospectus Supplement pertains.

A Prospectus Supplement containing the specific terms of any offering of Debt Securities will be delivered to purchasers of such Debt Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of Debt Securities thereunder.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

Copies of the documents incorporated by reference herein may be obtained on request without charge from the Secretary of the Issuer at 483 Bay Street, South Tower, 8th Floor, Toronto, Ontario, M5G 2P5, telephone (416) 345-6044, and are also available electronically under the Issuer’s profile at www.sedarplus.com.

CURRENCY

In this Prospectus, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars. References to “dollars” or “$” are to lawful currency of Canada. References to “U.S. dollars” or “U.S.$” are to lawful currency of the United States of America. The following table sets forth, for the periods noted, the daily exchange rate and the high, low and average exchange rates of one U.S. dollar in exchange for Canadian dollars as reported by the Bank of Canada.

	Year ended December 31,			Six months ended June 30,
	2024	2023	2022	2025	2024
High	1.4416	1.3875	1.3856	1.4603	1.3821
Low	1.3316	1.3128	1.2451	1.3558	1.3316
Average	1.3698	1.3497	1.3011	1.4094	1.3586
Period End	1.4389	1.3226	1.3544	1.3643	1.3687

As of August 15, 2025, the daily exchange rate as reported by the Bank of Canada was U.S.$1.00 = $1.3806.

HYDRO ONE INC.

Hydro One is Ontario’s largest electricity transmission and distribution utility. Hydro One owns and operates substantially all of Ontario’s electricity transmission network and is the largest electricity distributor in Ontario by number of customers. Hydro One delivers electricity safely and reliably to approximately 1.5 million customers across the Province of Ontario, and to large industrial customers and municipal utilities. Through its subsidiaries, Hydro One owns and operates approximately 30,000 circuit kilometres of high-voltage transmission lines and approximately 126,000 circuit kilometres of primary low-voltage distribution lines.

Hydro One has three segments: (i) transmission business; (ii) distribution business; and (iii) other.

Hydro One’s transmission business consists of owning and operating its transmission system, which, as of December 31, 2024, accounted for approximately 90% of Ontario’s transmission capacity based on the network component of the revenue requirement1 approved by the OEB.2 All of Hydro One’s transmission business is carried out through its wholly-owned subsidiaries, Hydro One Networks Inc. (“HONI”) and Hydro One Sault Ste. Marie LP, as well as through Hydro One’s approximately 66% interest in B2M Limited Partnership (a limited partnership with respect to the Bruce-to-Milton transmission line), approximately 55% interest in Niagara Reinforcement Limited Partnership (a limited partnership formed for the purpose of owning a 230 kilovolt transmission line in the Niagara region), and approximately 80% interest in Chatham x Lakeshore Limited Partnership (a limited partnership formed to own and operate a double circuit 230 kilovolt transmission line from the Chatham Switching Station to the Lakeshore Transformer Station).3 Hydro One’s transmission business is a rate-regulated business that earns revenues mainly from charging transmission rates that are subject to approval by the OEB. Hydro One’s transmission business represented approximately 59% of its total assets as at December 31, 2024, approximately 53% of its total revenues, net of purchased power,4 in 2024, and approximately 27% of its total revenues in 2024.

Hydro One’s distribution business consists of owning, operating and maintaining its distribution system, which the Issuer owns primarily through its wholly-owned subsidiary, HONI, the largest local distribution company in

[1]

The network component of the revenue requirement is Hydro One’s portion of the transmission revenue requirement attributed to assets that are used for the common benefit of all Hydro One and non-Hydro One customers in Ontario.

[2]	Hydro One owns and operates approximately 94% of the transmission system in Ontario when based on the total OEB approved revenue requirement.
[3]

Through Hydro One’s equity partnership model, five First Nation partners have been offered the opportunity to collectively invest in a 50% equity stake in the transmission line component of the project.

[4]

Revenues, net of purchased power, is a non-GAAP financial measure. Non-GAAP financial measures do not have a standardized meaning under U.S. GAAP, which is used to prepare the Issuer’s financial statements, and accordingly, these measures may not be comparable to similar measures used by other companies. Additional disclosure for this non-GAAP financial measure is incorporated by reference herein and can be found in the sections titled “Non-GAAP Financial Measures” of the Issuer’s most recent annual and interim management’s discussion and analysis of the financial condition and results of operations, each of which is available on SEDAR+ under the Issuer’s profile at www.sedarplus.com.

Ontario. Hydro One’s distribution system is also the largest in Ontario. Hydro One’s distribution business is a rate-regulated business that earns revenues mainly by charging distribution rates that are subject to approval by the OEB. Hydro One’s distribution business also includes the business of its wholly-owned subsidiary, Hydro One Remote Communities, which supplies electricity to customers in remote communities in northern Ontario. Hydro One’s distribution business represented approximately 38% of its total assets as at December 31, 2024, approximately 47% of its total revenues, net of purchased power4, in 2024, and approximately 73% of its total revenues in 2024.

Hydro One’s other segment consists of certain corporate activities, including a deferred tax asset, and is not rate-regulated. The deferred tax asset arose from the revaluation of the tax bases of Hydro One’s assets to fair market value when Hydro One transitioned from the provincial payments in lieu of tax regime to the federal tax regime at the time of Hydro One Limited’s initial public offering in 2015. The other segment represented approximately 3% of Hydro One’s total assets as at December 31, 2024, approximately 0% of its total revenues, net of purchased power4, in 2024, and approximately 0% of its total revenues in 2024.

The Issuer is a wholly-owned subsidiary of Hydro One Limited. The address of the head and registered office of the Issuer is 483 Bay Street, South Tower, 8th Floor, Toronto, Ontario, M5G 2P5.

See the section entitled “Business of Hydro One” in the AIF for further details relating to the Issuer’s business.

RECENT DEVELOPMENTS

Appointment of Interim President and Chief Executive Officer

On August 14, 2025, Hydro One announced that David Lebeter, President and Chief Executive Officer, will take a temporary compassionate care leave, effective August 25, 2025, to care for a family member. Mr. Lebeter will continue to support the company on an advisory basis until his return. The Board of Directors has appointed Harry Taylor as Interim President and Chief Executive Officer effective August 25, 2025. Mr. Taylor will also continue to serve as Executive Vice President, Chief Financial and Regulatory Officer.

Appointment of New Director

The Board of Directors has also appointed Michael W. Rencheck to the company’s Board of Directors effective August  14, 2025.

RISK FACTORS

Prospective investors in a particular offering of Debt Securities should carefully consider the risks presented in this Prospectus, as well as the information and risk factors contained in the Prospectus Supplement relating to that offering and any and all other information incorporated by reference in this Prospectus. Discussions of certain risks affecting the Issuer are generally provided and described in documents filed by the Issuer with the Canadian securities regulatory authorities from time to time and which are incorporated by reference into this Prospectus, including the Issuer’s annual information form and annual and interim management’s discussion and analysis. In particular, see the sections entitled “Forward-Looking Information” and “Risk Factors” in the Issuer’s most recent annual information form and the sections entitled “Risk Management and Risk Factors” and “Forward-Looking Statements and Information” in the Issuer’s most recent annual management’s discussion and analysis of the financial condition and results of operations of the Issuer. If any event arising from these or any other risks occurs, the Issuer’s business, prospects, financial condition, results of operations or cash flows could be materially adversely affected.

In addition, the following additional risk factors will be relevant to prospective investors of Debt Securities.

The Issuer must receive dividends and other payments from its subsidiaries in order to make payments to holders of Debt Securities

The Issuer is a holding company that has no significant assets or operations other than the debt and equity of its subsidiaries. The Issuer’s most significant subsidiary is HONI. The Issuer is dependent on dividends, interest, loans and other payments from this and other subsidiaries to meet its debt service and other obligations.

The Issuer’s subsidiaries are separate legal entities and have no obligation to pay any amounts due under the Debt Securities and, except for their respective obligations under existing intercompany debt obligations owing to the Issuer, have no obligation to make funds available to the Issuer, whether by dividends, interest, loans or other payments. In addition, unless otherwise specified in a Prospectus Supplement, these subsidiaries will not guarantee the Debt Securities. In the event of bankruptcy, liquidation or reorganization of any of the Issuer’s subsidiaries, the creditors of these subsidiaries will generally be entitled to the payment of their claims before any assets are made available for distribution to the Issuer, except to the extent that the Issuer is recognized as a creditor of those subsidiaries.

The Issuer’s subsidiaries currently are not restricted in terms of their ability to pay dividends or make other payments to the Issuer, other than by solvency provisions under generally applicable Ontario corporate law or partnership law, as applicable. However, they could become so restricted in the future by, among other things, other laws as well as agreements to which they may become parties in the future.

The Indenture is not expected to limit the amount of debt that the Issuer or any of its subsidiaries may incur or restrict their ability to engage in other transactions that may adversely affect holders of the Debt Securities

Unless otherwise specified in a Prospectus Supplement, the Indenture will not: (i) limit the amount of debt that the Issuer may incur; (ii) contain any financial covenants or other provisions that would afford the holders of Debt Securities any substantial protection if the Issuer participates in a highly leveraged transaction; or (iii) limit the ability of the Issuer to pay dividends, make distributions, repurchase outstanding shares or mortgage, pledge, encumber or charge any of their assets to secure any indebtedness or other financing. As a result of the foregoing, when evaluating the terms of the Debt Securities, a prospective investor should be aware that the terms of the Indenture and the Debt Securities are not expected to restrict the ability of the Issuer to engage in, or otherwise be a party to, various corporate transactions that could have an adverse impact on a purchaser’s investment in the Debt Securities.

The Debt Securities are not secured by any assets of the Issuer and any secured creditors will have a prior claim on the assets of the Issuer

Unless otherwise specified in a Prospectus Supplement, the Debt Securities will not be secured by any assets of the Issuer. If the Issuer has outstanding secured debt at a particular time, its assets would be subject to prior claims of its respective secured creditors. In such circumstances, it is possible that there would be insufficient assets remaining from which claims of the holders of any Debt Securities could be satisfied.

Priority

The Debt Securities will be senior, subordinated or junior subordinated indebtedness of the Issuer as described in the relevant Prospectus Supplement. In the event of the insolvency or winding-up of the Issuer or other specified default with respect to the senior Debt Securities, payment of the subordinated Debt Securities will be postponed in right of payment to the prior payment in full of all other liabilities and indebtedness of the Issuer other than indebtedness that, by its terms, ranks equally with, or subordinate to, such subordinated Debt Securities and payment of the junior subordinated Debt Securities will be postponed in right of payment to the prior payment in full of all other senior indebtedness and all subordinated indebtedness (other than junior subordinated indebtedness) of the Issuer.

The Issuer may be unable to generate the cash flow to service their debt obligations

There is no guarantee that the Issuer will generate sufficient cash flow to enable it to service its indebtedness, including the Debt Securities. The ability of the Issuer to pay its expenses and satisfy its debt obligations will depend on its future performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors outside its control. The Issuer believes that cash flow from operations and available cash will be adequate for the foreseeable future. However, if the Issuer is unable to generate sufficient cash flow to service its debt, the Issuer may be required to sell assets, reduce capital expenditures, refinance all or a portion of any outstanding debt, including the Debt Securities, or obtain additional financing. There is no guarantee that the Issuer will be able to refinance its debt, sell assets or incur additional indebtedness on terms acceptable to it, or at all.

Changes in creditworthiness or credit ratings may adversely affect the value of the Debt Securities

In connection with any offering of Debt Securities, unless otherwise specified in a Prospectus Supplement, the Issuer expects to receive a credit rating for the Debt Securities being offered from one or more credit rating agencies. Such ratings are limited in scope and may not address all material risks related to the structure of, market for, or other factors related to the value of, the Debt Securities, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that the credit ratings assigned to the Debt Securities of any series will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by one or more of the rating agencies if, in such rating agency’s judgment, circumstances so warrant.

In addition, credit rating agencies evaluate the industry in which the Issuer operates as a whole and may change their credit rating for the Issuer based on their overall view of such industry. The Issuer cannot predict what actions rating agencies may take in the future, positive or negative, including in response to government action or inaction relating to or impacting the Issuer. Actual or anticipated changes or downgrades in the Issuer’s credit ratings, including any announcement that the Issuer’s ratings are under further review for a downgrade, could affect the market value of the Debt Securities and increase corporate borrowing costs for the Issuer.

The rights of holders of Debt Securities may change

Holders of Debt Securities will be bound by the terms and conditions of the Indenture. The terms and conditions of the Indenture may, however, be amended, restated or supplemented from time to time. See “Description of Debt Securities – Modification of the Indenture”.

No existing trading market

The Debt Securities will constitute a new issue of securities for which, unless otherwise indicated in a Prospectus Supplement, there is no existing trading market. Unless otherwise specified in a Prospectus Supplement, the Issuer does not intend to list the Debt Securities on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the Debt Securities will ever develop or will be maintained. If a trading market does not develop or is not maintained, it may be difficult or impossible to resell the Debt Securities. Further, there can be no assurance as to the liquidity of any market that may develop for the Debt Securities, the ability of any purchaser to sell the Debt Securities or the price at which a purchaser will be able to sell the Debt Securities.

Further, even if an active trading market develops for the Debt Securities, the trading prices of the Debt Securities will depend on many factors, including prevailing interest rates, the financial condition and results of operations of the Issuer, the then-current credit ratings assigned to the Debt Securities and the markets for similar securities. If a holder of Debt Securities sells any Debt Securities before their maturity, such holder may have to do so at a substantial discount from the issue price, and as a result such holder may suffer substantial losses.

Changes in interest rates may affect the market price or value of the Debt Securities

Generally, the market price or value of the Debt Securities will decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline. Fluctuations in interest rates may also impact borrowing costs of the Issuer, which may adversely affect the Issuer’s creditworthiness. It is impossible to predict whether interest rates will rise or fall.

Prevailing yields on similar securities

The prevailing yield on debt securities with comparable maturities will affect the market value of the Debt Securities. Assuming all other factors remain unchanged, the market value of the Debt Securities will decline as prevailing yields for similar securities rise and will increase as prevailing yields for similar securities decline. Fluctuations in prevailing yields may also impact borrowing costs of the Issuer which may adversely affect its creditworthiness. It is impossible to predict whether prevailing yields will rise or fall.

Risk of optional redemption

The Issuer may elect to redeem the Debt Securities prior to their maturity (to the extent the terms of the Debt Securities provide for optional redemption prior to maturity), in whole or in part, at any time or from time to time, especially when prevailing interest rates are lower than the rate borne by the Debt Securities. If prevailing interest rates are lower than the interest rate borne by the Debt Securities at the time of redemption, a purchaser may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate that is at least equal to the interest rate on the Debt Securities being redeemed. See “Description of Debt Securities – Optional Redemption”.

In addition, any optional redemption feature giving the Issuer the right to redeem Debt Securities may limit their market value. During any period when the Issuer may elect to redeem the Debt Securities prior to the stated maturity date, the market value of those Debt Securities generally will not rise substantially above the price at which they can be redeemed.

Potential difficulties in enforcing civil liabilities outside Canada

The Issuer is incorporated under the laws of Ontario, Canada and substantially all of Hydro One’s assets are currently located in Canada. All of the directors and officers of the Issuer, and the experts named in this Prospectus, are non-U.S. residents, and a substantial portion of the assets of the Issuer and such experts named in this Prospectus are located outside of the U.S. The Issuer agrees or will agree, as applicable, in accordance with the terms of the Indenture, to accept service of process in any suit, action or proceeding with respect to the Indenture or any Debt Securities brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. Nevertheless, it may be difficult for holders of Debt Securities to effect service of process within the U.S. upon directors, officers and experts who are not residents of the U.S. or to realize in Canada upon judgments of courts of the U.S. predicated upon civil liability under U.S. federal or state securities laws or other laws of the U.S.

Canadian bankruptcy and insolvency laws may impair the Trustees’ ability to enforce remedies under the Indenture or the Debt Securities

The right of the Trustees to enforce remedies under the Indenture and the Debt Securities could be delayed by the provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation (including certain provisions of corporate statutes) if the benefit of such legislation is sought with respect to the Issuer. Canadian bankruptcy, insolvency and other restructuring legislation (including certain provisions of corporate statutes) contain provisions enabling an obligor to prepare and file a restructuring proposal for consideration by all or some of its creditors, to be voted on by the various classes of creditors affected thereby. A restructuring proposal may have the effect of compromising the obligations under the outstanding Debt Securities. A restructuring proposal, if accepted by the requisite majorities of each affected class of creditors, and if approved by the relevant Canadian court, would be binding on all creditors within each affected class of securities, including those creditors that did not vote to accept the proposal. Moreover, such legislation, in certain circumstances, permits the debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under the applicable debt instrument, during the period that the stay against proceedings remains in place. Canadian bankruptcy, insolvency and other restructuring legislation also contemplates the granting of super priority security interests or charges on the assets of the debtor company to secure the repayment of any amounts to be borrowed to facilitate the insolvency proceeding, any amounts owing for the fees and costs of professionals involved in the insolvency proceeding, obligations of directors of the company with respect to their statutory liabilities and sometimes other amounts.

The powers of the court under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) and the provisions of certain Canadian corporate statutes have been interpreted and exercised broadly so as to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, the Issuer cannot predict whether payments under the outstanding Debt Securities would be made during any such bankruptcy, insolvency or other restructuring proceeding, whether or when the Trustees could exercise their rights under the Indenture or whether and to what extent holders of the Debt Securities would be compensated for any compromise of obligations or any delays in payment, if any, of principal, premium, Additional Amounts (as defined below) or interest.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the Issuer’s share and loan capital, on a consolidated basis, since the date of the Interim Financial Statements.

USE OF PROCEEDS

Specific information regarding the use of proceeds from the sale of Debt Securities will be described in the applicable Prospectus Supplement. The Issuer may, from time to time, issue Debt Securities other than pursuant to this Prospectus.

EARNINGS COVERAGE RATIO

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement with respect to any offering and sale of Debt Securities pursuant to this Prospectus.

UNDERWRITING

The Debt Securities offered hereby may be sold by the Issuer: (i) to, or through, underwriters, dealers or agents purchasing as principal or acting as agent; (ii) directly to one or more purchasers; or (iii) through a combination of any of these methods of sale. The Debt Securities may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the Debt Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Debt Securities.

A Prospectus Supplement relating to a particular offering of Debt Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Issuer in connection with the offering and sale of the Debt Securities, and will set forth the terms of the offering of the Debt Securities, including the public offering price of such Debt Securities (or the manner of determination thereof if offered on a non-fixed price basis), the method of distribution of such Debt Securities, including, to the extent applicable, the proceeds to, and the portion of expenses borne by, the Issuer from such sale, any underwriting fees, discounts or commissions and any discounts or concessions allowed, re-allowed or paid by any underwriter to other dealers and other material terms of the plan of distribution. Only underwriters, dealers or agents so named in the applicable Prospectus Supplement are deemed to be underwriters, dealers or agents, as the case may be, in connection with the Debt Securities offered thereby. Unless otherwise indicated in a Prospectus Supplement, any agent is acting on a best efforts basis for the period of its appointment.

The Debt Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prices at which the Debt Securities may be offered may vary between purchasers and during the period of distribution. If, in connection with the offering of Debt Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Debt Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Debt Securities is less than the gross proceeds paid by the underwriters to the Issuer.

If underwriters or dealers purchase Debt Securities as principal, the Debt Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters or dealers to purchase such Debt Securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all of the Debt Securities offered pursuant to any Prospectus Supplement if any of such Debt Securities are purchased. Any public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

Underwriters, dealers and agents who participate in the distribution of the Debt Securities may be entitled under agreements which may be entered into with the Issuer to indemnification by the Issuer against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Issuer in the ordinary course of business.

The Debt Securities offered hereby have not been qualified for sale under the securities laws of any province or territory of Canada (other than the Province of Ontario) and, unless otherwise provided in the Prospectus Supplement relating to a particular issue of Debt Securities, will not be offered or sold, directly or indirectly, in Canada or to any resident of Canada.

Unless otherwise specified in a Prospectus Supplement, each issue by the Issuer of Debt Securities will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to an offering of Debt Securities, such Debt Securities will not be listed on any securities or stock exchange. Any underwriters, dealers or agents to or through whom such Debt Securities are sold may make a market in such Debt Securities, but they will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that a trading market in any such Debt Securities will develop or as to the liquidity of any trading market for such Debt Securities. See “Risk Factors”.

Unless otherwise specified in a Prospectus Supplement relating to an offering of Debt Securities, in connection with any offering of Debt Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Debt Securities offered at levels other than those which might otherwise prevail on the open market. These transactions may be commenced, interrupted or discontinued at any time.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of Debt Securities offered pursuant to any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Debt Securities. No convertible, exchangeable or exercisable securities will be offered pursuant to this Prospectus or any Prospectus Supplement.

Unless otherwise specified in a Prospectus Supplement, the Debt Securities will be issued under the Indenture, as the same may be amended, restated, supplemented or replaced from time to time. A copy of the Indenture has been filed with the SEC as an exhibit to the Registration Statement of which this Prospectus is a part. If and when executed and entered into by the Issuer and the Trustees, a copy of the Indenture, as executed, will be filed with the Ontario Securities Commission and made available on SEDAR+ under the Issuer’s profile at www.sedarplus.com. Selected provisions of the Debt Securities and the Indenture under which such Debt Securities will be issued are summarized below. This summary is not complete. The statements made in this Prospectus relating to the Indenture and Debt Securities to be issued thereunder are summaries of certain provisions and anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, as the same may be amended, supplemented, restated or replaced from time to time.

Terms of the Debt Securities

The Debt Securities may be issued in one or more separate series and will be either senior, subordinated or junior subordinated indebtedness of the Issuer.

If the Debt Securities are senior indebtedness, they will rank equally and rateably with all other unsubordinated indebtedness of the Issuer, from time to time issued and outstanding.

Except as otherwise specified in a Prospectus Supplement, if the Debt Securities are subordinated indebtedness, they will rank equally and rateably with all other subordinated Debt Securities from time to time issued and outstanding. In the event of the insolvency or winding-up of the Issuer or other specified default with respect to the senior Debt Securities, payment of the subordinated Debt Securities will be postponed in right of payment to the prior payment in full of all other liabilities and indebtedness of the Issuer, other than indebtedness that, by its terms, ranks equally with, or subordinate to, such subordinated Debt Securities and payment of the junior subordinated Debt Securities will be postponed in right of payment to the prior payment in full of all other senior indebtedness and all subordinated indebtedness (other than junior subordinated indebtedness) of the Issuer. The Prospectus Supplement for a particular series of Debt Securities will disclose the specific terms of such Debt Securities for such series. Those terms may include some or all of the following:

•	the title or designation of such series;

•	any limit on the aggregate principal amount of the Debt Securities of such series;

•	whether the Debt Securities are senior, subordinated or junior subordinated and, if subordinated or junior subordinated, the terms of such subordination and any related provisions;

•	the person to whom any interest shall be payable if other than the person in whose names the Debt Securities of such series are registered on the regular record date for such interest payment;

•	the date or dates on which principal is payable or the method for determining such date or dates, and any right to change the date on which principal is payable;

•	the interest rate or rates (which may be fixed or variable), if any, or the method for determining the interest rate or rates;

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the date or dates from which interest will accrue, or the method for determining such date or dates, and the dates on which interest will be payable and the manner of determination of record dates for such payments;

•	the right to extend the interest payment periods and, if so, the terms of any such extension;

•	the terms, if any, upon which the obligations of the Issuer under the Debt Securities of any series may be guaranteed by any other person;

•	the terms, if any, upon which the obligations of the Issuer under the Debt Securities of any series may be secured;

•	the place or places where payments will be made, if other than the corporate trust office of a Trustee;

•	any right of the Issuer to redeem the Debt Securities, and, if so, the terms of such redemption option;

•	any obligation to redeem the Debt Securities through a sinking fund or to purchase the Debt Securities through a purchase fund or at the option of the holders of such Debt Securities;

•	the denominations in which any Debt Securities will be issued, if other than denominations of U.S.$2,000 and any integral multiple of U.S.$1,000 in excess thereof;

•	the identity of each registrar, authenticating agent and/or paying agent, if not the U.S. Trustee;

•	any index or formula used for determining principal, premium, Additional Amounts or interest;

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the currency or currency units for which the Debt Securities may be purchased and the currency or currency units in which the principal and any premium, Additional Amounts and interest is payable, in each case, if other than U.S. dollars;

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if the principal of, or any premium, Additional Amounts or interest on, any Debt Securities of such series is to be payable, at the election of the Issuer or the holder thereof, in one or more currencies or currency units other than U.S. dollars, the currency or currency units in which the principal of, or any premium, Additional Amounts or interest on, such Debt Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal amount thereof;

•	the circumstances in which the Issuer will be required to pay Additional Amounts in respect of any tax, assessment or government charge in respect of the Debt Securities;

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if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

•	whether the Debt Securities will be issuable as global securities and, if so, the depositary for such Debt Securities;

•	any transfer and exchange provisions of the Debt Securities of such series;

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any addition, modification or deletion of any events of default provided with respect to the Debt Securities of the series and any change in the right of the U.S. Trustee or the requisite holders of such Debt Securities to declare the principal amount thereof due and payable, with respect to such Debt Securities;

•	any addition, modification or deletion in the covenants which apply to the Debt Securities of such series; and

•	any other terms and conditions of the Debt Securities which are not inconsistent with applicable trust indenture legislation.

Amount Unlimited

Unless otherwise specified in a Prospectus Supplement, the aggregate principal amount of Debt Securities which may be authenticated and delivered under the Indenture will be unlimited.

Specified Denominations

Except as otherwise specified in a Prospectus Supplement, the Debt Securities will be issuable in denominations of U.S.$2,000 and any integral multiple of U.S.$1,000 in excess thereof.

Subordination of Subordinated Debt Securities

The Prospectus Supplement relating to any subordinated or junior subordinated Debt Securities will summarize the subordination provisions of the Indenture applicable to that series, including:

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the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

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the applicability and effect of such provisions in the event of specified defaults with respect to any senior debt, including the circumstances under which and the periods during which the Issuer will be prohibited from making payments on the subordinated or junior subordinated Debt Securities;

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the definition of senior debt applicable to the subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of subordinated debt applicable to that series; and

•	any other material terms and conditions of the subordinated or junior subordinated Debt Securities.

Global Securities

The Issuer may issue some or all of the Debt Securities as book-entry securities. The Issuer will register each global security with or on behalf of a securities depositary. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

As long as the securities depositary or its nominee is the registered holder of a global security representing Debt Securities, that person will be considered the sole owner and holder of the global security and the Debt Securities it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security: (i) may not have the global security or any Debt Securities registered in their names; (ii) may not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for the global security; and (iii) will not be considered the owners or holders of the global security or any Debt Securities for any purposes under the applicable Debt Securities, Indenture and any related supplemental indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

The Issuer will make all payments of principal of, and any premium, Additional Amounts and interest on, a global security to the securities depositary or its nominee as the holder of the global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee (“participants”), and to persons that hold beneficial interests through participants. When a global security representing Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Debt Securities the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by: (i) the securities depositary, with respect to participants’ interests; and (ii) any participant, with respect to interests the participant holds on behalf of other persons.

Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the Issuer, the Trustees or any agent of the Issuer or the Trustees will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global security representing Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Events of Default

Except as otherwise specified in a Prospectus Supplement, with respect to any series of Debt Securities, any of the following events will constitute an event of default:

•	the Issuer defaults in the payment of any interest (including Additional Amounts) on any Debt Securities of that series that becomes due and payable and the default continues for 30 days;

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the Issuer defaults in the payment of the principal of, or any premium or Additional Amounts, if any, on any Debt Securities of that series when due at its maturity and the default continues for three business days;

•	the Issuer defaults in the deposit of any sinking fund payment, when it becomes due by the terms of the Debt Securities of that series, and the default continues for a period of 30 days; or

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the Issuer defaults in the performance of or breaches any covenant in the Indenture and such default or breach continues for a period of 90 days after written notice of such default or breach has been given to the Issuer by either Trustee (with a copy to the other Trustee) or to the Issuer and the Trustees from the holders of at least 25% in principal amount of the outstanding Debt Securities of that series;

•	certain events of bankruptcy, insolvency or reorganization of the Issuer;

•	any other event of default provided in a Prospectus Supplement with respect to Debt Securities of that series.

Except as otherwise specified in a Prospectus Supplement, if an event of default occurs and is continuing with respect to a series of Debt Securities, the U.S. Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of, or any premium, Additional Amounts or interest on, the Debt Securities of such series to be due and payable immediately. However, except as otherwise specified in a Prospectus Supplement, any time after an acceleration with respect to the Debt Securities of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the event of default giving rise to such acceleration shall, without further action, be deemed to have been waived, rescinded and annulled if: (i) the Issuer has paid or deposited with the U.S. Trustee a sum sufficient to pay: (a) all overdue interest on all Debt Securities of that series; (b) the principal of, and any premium, Additional Amounts and interest on, the Debt Securities of such series which have become due otherwise than by such acceleration; (c) interest on all overdue interest; and (d) all sums paid or advanced by the Trustees under the Indenture; and (ii) all other events of default with respect to Debt Securities of such series which have become due solely by such acceleration have been cured or waived.

Certain Covenants

Additional Amounts

Except as otherwise specified in a Prospectus Supplement, all payments that the Issuer makes under or with respect to the Debt Securities of any series will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charges, including penalties, interest and other similar liabilities related thereto, of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of Canada or any other jurisdiction in which the Issuer is incorporated, organized or otherwise resident or engaged in or carrying on business for tax purposes or from or through which the Issuer makes any payment on the Debt Securities of such series, or by any political subdivision or taxing authority or agency thereof or therein (each, a “Relevant Taxing Jurisdiction”), unless withholding or deduction is then required by law. If the Issuer or any other applicable withholding agent is required to withhold or deduct any amount for or on account of Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Debt Securities of any series, the Issuer will pay to each holder of such Debt Securities as additional interest such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each holder or beneficial owner of the Debt Securities of such series after such withholding or deduction, including any withholding or deduction attributable to the Additional Amounts, will be not less than the amount the holder or beneficial owner would have received if such Taxes had not been required to be withheld or deducted.

However, except as otherwise specified in a Prospectus Supplement, no Additional Amounts will be payable in respect or on account of:

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any Taxes that would not have been imposed or levied but for a present or former connection, including citizenship, nationality, residence, domicile, incorporation, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within such Relevant Taxing Jurisdiction, between such holder or beneficial owner, or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation, and the Relevant Taxing Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of the Debt Securities of any series, the receipt of payments under or with respect to the Debt Securities of any series, or the exercise or enforcement of rights under or with respect to the Debt Securities of any series or the provisions of the Indenture;

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any Taxes that are imposed or withheld by reason of the failure of the holder or beneficial owner of Debt Securities of any series, following the Issuer’s reasonable written request addressed to the holder, and made at a time that would enable the holder or beneficial owner acting reasonably to comply with that request, and in all events at least 30 calendar days before the relevant date on which payment under or with respect to the Debt Securities of such series is due and payable, to comply with any certification or identification requirements, whether required or imposed by statute, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction, including a certification that the holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction, but, in each case, only to the extent that the holder or beneficial owner, as the case may be, is legally eligible to provide such certification;

•	any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

•	any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the Debt Securities of any series;

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any Canadian withholding Taxes paid or payable by reason of (i) the holder, beneficial owner or other recipient of the amount not dealing at arm’s length with the Issuer for the purposes of the Income Tax Act (Canada) (the “ITA”), (ii) the holder or beneficial owner being, or not dealing at arm’s length with, a “specified shareholder” of the Issuer for the purposes of subsection 18(5) of ITA, or (iii) the holder or beneficial owner being an entity in respect of which the Issuer is a “specified entity” as defined in subsection 18.4(1) of the ITA;

•

any Tax imposed on or with respect to any payment by the Issuer to the holder if such holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had the beneficiary, partner or other beneficial owner directly held the Debt Securities of any series;

•

any Tax that is imposed or levied by reason of the presentation, where presentation is required in order to receive payment, of the Debt Securities of a series for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficial owner or holder thereof would have been entitled to Additional Amounts had the Debt Securities been presented for payment on any date during such 30 day period;

•

any Tax that is imposed or levied on or with respect to a Debt Security of a series presented for payment on behalf of a holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Debt Security of such series to another paying agent in a member state of the European Union;

•

any Taxes to the extent such Taxes are directly attributable to the failure of the holder or beneficial owner to qualify for an exemption from U.S. federal withholding tax with respect to payments of interest pursuant to an applicable income tax treaty to which the United States is a party or pursuant to the “portfolio interest” exemption as defined in Section 871(h) or 881(c), as applicable, of the Internal Revenue Code, in each case, as such treaty or section was in effect on the issuance date (determined without regard to the requirement that such holder or beneficial owner provide the applicable Internal Revenue Service Form W-8);

•

any Taxes imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code as of the issuance date (and any amended or successor version that is substantially comparable), any regulations or other official guidance thereunder or agreements (including any intergovernmental agreements or any laws, rules or practices implementing such intergovernmental agreements) entered into in connection therewith; or

•	any U.S. backup withholding Tax imposed pursuant to Section 3406 of the Internal Revenue Code.

In addition, except as otherwise specified in a Prospectus Supplement, Additional Amounts will not be payable with respect to any Taxes that are imposed in respect of any combination of the above items.

Except as otherwise specified in a Prospectus Supplement, where Tax is payable pursuant to Section 803 of the Regulations under the ITA by a holder or beneficial owner of the Debt Securities in respect of any amount payable under the Debt Securities to the holder, other than by reason of a transfer of the Debt Securities to a person resident in Canada with whom the transferor does not deal at arm’s length for the purposes of the ITA, but no Additional Amount is paid in respect of such Tax, the Issuer will pay to such holder an amount equal to such Tax within 45 days after receiving from the holder a notice containing reasonable particulars of the Tax so payable; provided, that such holder or beneficial owner would have been entitled to receive Additional Amounts on account of such Tax but for the fact that it is payable otherwise than by deduction or withholding from payments made under or with respect to the Debt Securities.

The Issuer, if the Issuer is an applicable withholding agent, or is otherwise required to withhold amounts under applicable law, will (i) make such withholding or deduction required by applicable law and (ii) remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law.

Except as otherwise specified in a Prospectus Supplement, at least 30 calendar days prior to each date on which any payment under or with respect to the Debt Securities of any series is due and payable, if the Issuer will be obligated to pay Additional Amounts with respect to such payment, unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Debt Securities of such series is due and payable, in which case it will be promptly thereafter, the Issuer will deliver to the U.S. Trustee an officer’s certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information, other than the identities of holders and beneficial owners of Debt Securities, necessary to enable the U.S. Trustee or a paying agent to pay such Additional Amounts to holders and beneficial owners of Debt Securities on the relevant payment date. Except as otherwise specified in a Prospectus

Supplement, the U.S. Trustee will make such payments in the same manner as any other payments on the Debt Securities of such series and the Issuer will provide the U.S. Trustee with documentation reasonably satisfactory to the U.S. Trustee evidencing payment of such Additional Amounts.

Except as otherwise specified in a Prospectus Supplement, the Issuer will take reasonable efforts to furnish to the U.S. Trustee or a holder within a reasonable time certified copies of tax receipts or other evidence of the payment by the Issuer of any Taxes imposed or levied by a Relevant Taxing Jurisdiction.

Except as otherwise specified in a Prospectus Supplement, the Issuer will pay any present or future stamp, issue, registration, court documentation, excise or property taxes or other similar taxes, charges and duties, including interest, additions to tax and penalties with respect thereto, imposed by any Relevant Taxing Jurisdiction in respect of the receipt of any payment under or with respect to the Debt Securities of any series, the execution, issue, delivery or registration of the Debt Securities of such series or the Indenture or any other document or instrument referred to thereunder and any such taxes, charges, duties or similar levies imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Debt Securities of such series or the Indenture or any such other document or instrument following the occurrence of any event of default with respect to the Debt Securities of such series. The Issuer will not, however, pay such amounts that are imposed on or result from a sale or other transfer or disposition by a holder or beneficial owner of Debt Securities.

Except as otherwise specified in a Prospectus Supplement, the preceding provisions will survive any termination, defeasance or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor person to the Issuer is organized, incorporated or otherwise resident or engaged in or carrying on business for tax purposes and any political subdivision or taxing authority or agency thereof or therein.

Statement by Officers as to Default

Except as otherwise specified in a Prospectus Supplement, the Issuer will deliver to the Trustees, within 120 days after the end of each calendar year or on or before such other day in each calendar year as the Issuer and the Trustees may from time to time agree upon, an officer’s certificate stating whether or not to the best knowledge of the signers thereof, the Issuer is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if the Issuer shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Provision of Financial Information

Except as otherwise specified in a Prospectus Supplement, the Issuer will supply to holders of Debt Securities and the U.S. Trustee, copies of its annual reports and quarterly reports and any information, documents or reports that are required to be filed by the Issuer with the SEC pursuant to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), within 15 days after the same is filed with the SEC or pursuant to applicable trust indenture legislation at the times and in the manner provided pursuant to such trust indenture legislation.

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis pursuant to rules and regulations promulgated by the SEC, the Issuer will supply to holders of Debt Securities and the U.S. Trustee: (i) all annual and quarterly financial statements that the Issuer would have filed with the SEC on Form 40-F and Form 6-K pursuant to Section 13 or Section 15(d) of the Exchange Act as if the Issuer was required to file with the SEC such financial statements, provided that such financial statements shall be substantially in the form prescribed or permitted (including pursuant to any exemption granted by applicable regulatory authorities) by Canadian regulatory authorities for Canadian public reporting companies; and (ii) all current reports that would be required to be filed by the Issuer with the SEC on Form 6-K if the Issuer were required to file such reports.

Consolidation, Amalgamation, Arrangement, Merger, Conveyance or Transfer

Except as otherwise specified in a Prospectus Supplement, the Issuer will be permitted under the Indenture to consolidate, merge or amalgamate with or into, or enter into an arrangement with, any other person, or convey or transfer all or substantially all of its properties and assets to any other person; provided that (i) no event of default has occurred and is continuing; (ii) any successor entity assumes the obligations of the Issuer under the Indenture and the Debt Securities issued thereunder; and (iii) the Issuer delivers to the Trustees an officer’s certificate and an opinion of counsel that affirms compliance with all conditions in the Indenture in respect of such transaction. Provided the above conditions are satisfied, the successor entity will succeed to and be substituted for the Issuer under the Indenture, and the Issuer will be relieved of its obligations under the Indenture and the Debt Securities issued thereunder.

Optional Redemption

To the extent specified in a Prospectus Supplement, the Issuer may redeem any Debt Securities by delivering: (i) to the U.S. Trustee notice at least 15 days before the date fixed for such redemption and (ii) to the holders of Debt Securities a notice at least 15 days but not more than 60 days before the date fixed for such redemption. The notice to holders of Debt Securities may state that the redemption will be conditional upon (i) the U.S. Trustee or the applicable paying agent receiving sufficient funds to pay the principal of, and premium, Additional Amounts and interest on, such Debt Securities on or prior to the date fixed for such redemption and that if the funds are not received, the redemption notice will not apply, and the Issuer will not be required to redeem such Debt Securities or (ii) the occurrence of any event (including a financing, asset disposition or other transaction) and that if such event does not occur, or the occurrence of such event as a condition to the redemption is not waived by the Issuer in its sole discretion, on or prior to the date fixed for such redemption, then such notice shall be of no force or effect and the Issuer shall not be required to redeem such Debt Securities.

Optional Tax Redemption

Except as otherwise specified in a Prospectus Supplement, the Debt Securities will be subject to redemption at any time, in whole but not in part, upon not less than 15 days’ nor more than 60 days’ written notice to the holders of Debt Securities, at a redemption price equal to the principal amount thereof together with any premium, Additional Amounts and interest then due and which become due on the date fixed for redemption as a result of the redemption or otherwise, if the Issuer determines that the Issuer is, or on the next date on which any amount would be payable in respect of the Debt Securities of such series, would be obligated to pay Additional Amounts in respect of the Debt Securities of such series pursuant to the terms and conditions thereof, which the Issuer cannot avoid by the use of reasonable measures available to it, as a result of: (i) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation which becomes effective on or after the issuance date or, in the case of a Relevant Taxing Jurisdiction that did not become a Relevant Taxing Jurisdiction until after the issuance date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under the Indenture; or (ii) any change in, or amendment to, the official application, administration, or interpretation of the laws, regulations or rulings of any Relevant Taxing Jurisdiction, on or after the issuance date or, in the case of a Relevant Taxing Jurisdiction that did not become a Relevant Taxing Jurisdiction until after the issuance date, the date on which the Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under the Indenture (each of (i) and (ii), a “Change in Tax Law”), provided that the Issuer will also deliver to the U.S. Trustee an opinion of counsel stating that the Issuer would be obligated to pay Additional Amounts as a result of a Change in Tax Law. Notwithstanding the foregoing, except as otherwise specified in a Prospectus Supplement, the Issuer may not redeem the Debt Securities of any series if the Change in Tax Law obliging the Issuer to pay Additional Amounts was (x) officially announced by the Relevant Taxing Jurisdiction’s tax authority or a court or (y) validly enacted into law by the Relevant Taxing Jurisdiction, in each case, prior to the issuance date or, in the case of a Relevant Taxing Jurisdiction that did not become a Relevant Taxing Jurisdiction until after the issuance date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction under the Indenture.

Modification of the Indenture

Except as otherwise specified in a Prospectus Supplement, the Issuer may modify the Indenture with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series of Debt Securities issued under the Indenture that are affected by the modification, voting as one class. However, except as otherwise specified in a Prospectus Supplement, the consent of each holder of outstanding Debt Securities issued under the Indenture affected by such modification will be required to:

•	change the maturity date of the principal of, or any instalment of principal of or interest on, such Debt Securities;

•	reduce the principal amount, the interest rate or any premium payable upon the redemption of such Debt Securities;

•	change any obligation of the Issuer to pay Additional Amounts;

•	reduce the amount of principal due and payable upon acceleration of maturity;

•	change the currency of payment of principal, premium, Additional Amounts or interest on such Debt Securities;

•	impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

•

reduce the percentage in principal amount of the outstanding Debt Securities of any series required to modify the Indenture, waive compliance with certain restrictive provisions of the Indenture or waive certain defaults;

•

with certain exceptions, modify the provisions of the Indenture governing modifications of the Indenture or governing statements by the officers as to defaults or waiver of covenants of past defaults; or

•

in the case of subordinated or junior subordinated Debt Securities, modify the subordination provisions of those Debt Securities in a manner adverse to the holders of subordinated or junior subordinated Debt Securities, as applicable.

Except as otherwise specified in a Prospectus Supplement, each of the Issuer and the Trustees may modify the Indenture without the consent of any holders of Debt Securities to:

•	evidence the succession of another person to the Issuer and the assumption by any such successor of the covenants of the Issuer in the Indenture and the Debt Securities;

•	add to the covenants of the Issuer for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power under the Indenture conferred upon the Issuer;

•	add any additional Events of Default for the benefit of the holders of all or any series of Debt Securities;

•

add or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debt Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to facilitate the issuance of the Debt Securities in uncertificated form;

•

add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Debt Securities; provided that any such addition, change or elimination: (i) shall neither (a) apply to any Debt Securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (b) modify the rights of the holder of any such Debt Securities with respect to such provision; or (ii) shall become effective only when there is no such Debt Securities outstanding;

•	secure the Debt Securities of any series;

•

provide for the guarantee by any person of the obligations of the Issuer under the Indenture and the Debt Securities of any series (including provisions relating to seniority, subordination, and the release of the guarantors);

•	establish the form or terms of Debt Securities of any series;

•	effect or maintain, or otherwise comply with the requirements of the SEC in connection with the qualification of the Indenture under the United States Trust Indenture Act of 1939;

•

evidence and provide for the acceptance of appointment under the Indenture by a successor indenture trustee with respect to the Debt Securities of one or more series and add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts by multiple indenture trustees or the removal of one or more of the Trustees;

•

cure any ambiguity, correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, or make any other provisions with respect to matters or questions arising under the Indenture; provided that such action does not adversely affect the interests of holders of the Debt Securities of any series in any material respect; or

•	make any other change to the Indenture or the Debt Securities of any series that does not adversely affect the interests of holders of the Debt Securities of any series in any material respect.

Defeasance and Discharge and Covenant Defeasance

Except as otherwise specified in a Prospectus Supplement, the Issuer will be discharged from (i) its obligations, with certain limited exceptions, with respect to any Debt Securities or any series of Debt Securities issued under the Indenture (except as to certain surviving rights and obligations specified in the Indenture) (a “Defeasance”) and (ii) its obligations under certain restrictive covenants established with respect to any Debt Securities or any series of Debt Securities issued under the Indenture, in each case, when, in respect of such Debt Securities and the Indenture: (a) the Issuer has irrevocably deposited with the U.S. Trustee money or government obligations sufficient to pay and discharge such Debt Securities to the applicable maturity or redemption date, including principal, premium, Additional Amounts and interest thereon; (b) no event of default shall have occurred and be continuing at the time of such deposit or with regard to any such an event of default relating to an event of bankruptcy, insolvency or reorganization of the Issuer, at any time prior to the 90th day after such deposit; (c) if the Debt Securities are to be redeemed prior to the applicable stated maturity, notice of such redemption has been duly given pursuant to the Indenture; and (d) the Issuer has delivered to the U.S. Trustee an officer’s certificate and opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with. Following the occurrence of a Defeasance, payment of such Debt Securities may not be accelerated because of an event of default under the Indenture.

Governing Law

The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations generally applicable to purchasers who are acquiring, holding and disposing of the Debt Securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax considerations applicable to purchasers who are acquiring, holding and disposing of the Debt Securities offered thereunder.

ENFORCEABILITY OF CIVIL LIABILITIES

The Issuer is incorporated under the laws of the Province of Ontario. All of the directors and officers of the Issuer, and the majority of the experts named in this Prospectus, are non-U.S. residents and a substantial portion of the assets of the Issuer and the assets of such experts named in this Prospectus are located outside of the U.S. The Issuer has appointed an agent for service of process in the U.S., but it may be difficult for holders of Debt Securities who reside in the U.S. to effect service within the U.S. upon those directors, officers and experts who are not residents of the U.S. It may also be difficult for holders of the Debt Securities who reside in the U.S. to realize in Canada upon judgments of courts of the U.S. predicated upon the civil liability of the Issuer and the civil liability of the Issuer’s directors, officers and experts under U.S. federal securities law.

The Issuer has been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Issuer has also been advised, however, that there is real doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

CONSENT TO JURISDICTION AND SERVICE

The Issuer filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Issuer appointed C T Corporation System, 28 Liberty Street, New York, New York 10005, as its agent for service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Issuer arising out of or related to or concerning an offering of Debt Securities under the Registration Statement.

EXEMPTIONS

Well-Known Seasoned Issuers

The Ontario Securities Commission has adopted Ontario Rule 44-503 – Exemption from Certain Prospectus Requirements for Well-known Seasoned Issuers (the “WKSI Blanket Order”). This Prospectus has been filed by the Issuer in reliance upon the WKSI Blanket Order, which permits “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. The Issuer intends to rely on such exemptions to the full extent permitted by the WKSI Blanket Order notwithstanding the inclusion in this short form base shelf prospectus of any disclosure that is permitted to be excluded pursuant to the WKSI Blanket Order.

LEGAL MATTERS

Unless otherwise indicated in the Prospectus Supplement relating to an offering of Debt Securities, the offering of Debt Securities will be subject to approval of certain legal matters on behalf of the Issuer by Osler, Hoskin & Harcourt LLP, with respect to Canadian law, and Skadden, Arps, Slate, Meagher & Flom LLP, with respect to U.S. law. As of the date of this Prospectus, the partners and associates of Osler, Hoskin & Harcourt LLP, as a group, beneficially owned, directly or indirectly, less than 1% of outstanding securities of any class issued by the Issuer or any associate or affiliate of the Issuer. In addition, certain legal matters in connection with any offering of Debt Securities will be passed upon for any underwriters, dealers or agents, as applicable, by counsel to be designated at the time of the offering.

AUDITORS

KPMG LLP, Chartered Professional Accountants, located at 333 Bay Street, Suite 4600, Bay Adelaide Centre, Toronto, Ontario, M5H 2S5, is the auditor of the Issuer and has confirmed that it is independent of the Issuer within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation and also that they are independent accountants with respect to the Issuer under all relevant U.S. professional and regulatory standards.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

The Registrant is a corporation formed under the Business Corporations Act (Ontario) (the “OBCA”). OBCA corporations may indemnify a current or former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity (an “Eligible Party”). Such indemnity may include all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the Eligible Party is involved as a result of acting or having acted as a director or officer of the corporation, or acting or having acted at the corporation’s request as a director or officer, or individual acting in a similar capacity, of such other entity. An OBCA corporation shall not indemnify an Eligible Party unless:

(a)

the Eligible Party has acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request; and

(b)

in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Eligible Party had reasonable grounds for believing that the individual’s conduct was lawful.

Eligible Parties will be entitled to indemnification from an OBCA corporation if (i) they have not been judged by a court or other competent authority to have committed any fault or omitted to do anything they ought to have done and (ii) they fulfill conditions (a) and (b) set out above this paragraph. An OBCA corporation may advance money to an Eligible Party for the costs, charges and expenses of a proceeding referred to above; however, such Eligible Party must repay the money if they do not fulfill condition (a) set out above this paragraph. OBCA corporations may purchase and maintain insurance for the benefit of those individuals entitled to indemnification under the OBCA. In the case of a derivative action, indemnification and any cost, charge or expense advancement may only be made with court approval.

The by-laws of the Registrant provide that, subject to the limitations contained in the OBCA, the Registrant shall indemnify any individual who is or was a director or officer of the Registrant, or any individual who, at the request of the Registrant, acts or has acted as a director or officer (or an individual acting in a similar capacity) of another entity, against all costs, charges and expenses, including, without limitation, any amount paid to settle an action or satisfy a fine or judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which such individual is involved as a result of acting or having acted as a director or officer of the Registrant, or acting or having acted at the Registrant’s request as a director or officer, or individual acting in a similar capacity, of such other entity. Such director, officer or individual must have acted honestly and in good faith, with a view to the best interests of the Registrant (or, as the case may be, to the best interests of the other entity for which the individual acted as a director, officer (or in a similar capacity) at the Registrant’s request), and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that such individual’s conduct was lawful.

The Registrant maintains directors’ and officers’ liability insurance which insures the directors and officers of the Registrant and its subsidiaries against certain losses resulting from any wrongful act committed in their official capacities for which they become obligated to pay, subject to policy restrictions and to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

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EXHIBITS

The following exhibits have been filed as part of this Registration Statement.

Exhibit Number	Description

4.1*	Annual information form of Hydro One Inc. (“HOI”) dated February 20, 2025 for the year ended December 31, 2024 (incorporated by reference from Exhibit 99.1 to HOI’s Annual Report on Form 40-F for the year ended December 31, 2024, filed with the Commission on February 20, 2025).

4.2*	Comparative audited consolidated financial statements of HOI as at and for the years ended December 31, 2024 and December 31, 2023, together with the related notes thereto and the report of the independent registered public accounting firm thereon (incorporated by reference from Exhibit 99.2 to HOI’s Annual Report on Form 40-F for the year ended December 31, 2024, filed with the Commission on February 20, 2025).

4.3*	Management’s discussion and analysis of results of operations and financial condition of HOI for the year ended December 31, 2024, as at and for the years ended December 31, 2024 and December 31, 2023 (incorporated by reference from Exhibit 99.3 to HOI’s Annual Report on Form 40-F for the year ended December 31, 2024, filed with the Commission on February 20, 2025).

4.4*	Comparative unaudited condensed interim consolidated financial statements of HOI as at June 30, 2025 and for the three and six month periods ended June 30, 2025 and June 30, 2024, together with the related notes thereto (incorporated by reference from Exhibit 99.1 to HOI’s Form 6-K, furnished to the Commission on August 13, 2025).

4.5*	Management’s discussion and analysis of results of operations and financial condition of HOI as at June 30, 2025 and for the three and six months ended June 30, 2025 and 2024 (incorporated by reference from Exhibit 99.2 to HOI’s Form 6-K, furnished to the Commission on August 13, 2025).

4.6*	Statement of executive compensation for the year ended December 31, 2024 dated April 28, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on May 16, 2025)

5.1	Consent of KPMG LLP.

6.1	Power of Attorney (included on the signature page of this Registration Statement).

7.1	Form of Indenture.

107	Filing Fee Table.

*	Previously filed.
+	To be filed by amendment.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to the applicable Form F-X, referencing the file number of this Registration Statement on Form F-10.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 18th day of August, 2025.

HYDRO ONE INC.

By:	/s/ David Lebeter
	Name:	David Lebeter
	Title:	President and Chief Executive Officer

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David Lebeter, Harry Taylor and Cassidy McFarlane and each of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments including post-effective amendments to this Registration Statement, any prospectus or amended prospectus therein and any registration statement filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 18th day of August, 2025.

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Signature	Title with Registrant

/s/ David Lebeter David Lebeter	President and Chief Executive Officer (Principal Executive Officer)

/s/ Harry Taylor Harry Taylor	Executive Vice President, Chief Financial and Regulatory Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Cassidy McFarlane Cassidy McFarlane	General Counsel

/s/ Melissa Sonberg	Director and Chair of the Board
Melissa Sonberg

/s/ David Hay David Hay	Director

/s/ Stacey Mowbray Stacey Mowbray	Director

/s/ Mitch Panciuk Mitch Panciuk	Director

/s/ Mark Podlasly Mark Podlasly	Director

/s/ Helga Reidel Helga Reidel	Director

/s/ Michael W. Rencheck	Director
Michael W. Rencheck

/s/ Brian Vaasjo Brian Vaasjo	Director

/s/ Susan Wolburgh Jenah	Director
Susan Wolburgh Jenah

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the authorized representative has duly caused this Registration Statement to be signed by the undersigned, solely in the capacity of the duly authorized representative of the Registrant in the United States, on August 18th, 2025.

Puglisi & Associates
(Authorized Representative)

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

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